EXHIBIT 10.2

TENNESSEE COMMERCE BANK

Director’s Common Stock Option

Number

1.                                       General Provisions.  Tennessee Commerce Bank, a Tennessee corporation (herein called the “Company”), for value received, and other good and valuable consideration, receipt of which is hereby acknowledged, hereby certifies that                                 , or his/her/its registered assigns (herein called the “Option Holder”) is entitled to purchase shares of the fully paid and nonassessable Common Stock, $1.00 par value per share, of the Company (such number and character of such shares being subject to adjustment as provided in paragraph 4 below), at Exercise Price set forth herein by surrendering this Option executed by the Option Holder and by paying in full the Exercise Price for the number of shares of Common Stock as to which this Option is exercised.  No fractional shares shall be issued hereunder, and instead, any fractional shares created by exercise hereunder shall be purchased by the Company at the rate of the Exercise Price then in effect.

2.                                       Expiration Date.  This Option shall expire and all rights hereunder shall cease on the tenth anniversary of the date of this Option.

3.                                       Number of Shares Covered by Option; Exercise Price.  The number of shares of the Company’s  Common Stock for which this Option may be exercised shall be 11,250 shares, subject to adjustment as provided in paragraph 4 below, which may be purchased as a whole or in part any time upon vesting.  The price per share for the shares purchased upon exercise of this Option shall be $10.00 per share, subject to adjustment as provided in paragraph 4 below (the “Exercise Price”).  The number of shares for which this Option may be exercised shall be vested 1,250 shares upon issuance of this Option and then in 2,000 share increments on each of the first five anniversary dates of the Option.  In the event of death or disability, all options shall vest immediately.  No further shares shall be vested after any other termination of service with the Company.  Upon termination of service other than by death or disability, this Option must be exercised within 90 days.

4.                                       Adjustments in Number of Shares and Exercise Price.  All provisions of this Section 4 are limited to the vested portion of any such Options affected at the time such Options are exercised.   If at any time during the period when this Option may be exercised, the Company shall declare or pay a dividend or dividends payable in shares of its  Common Stock (or any security convertible into or granting rights to purchase shares or such  Common Stock) or split the then outstanding shares of its  Common Stock into a greater number of shares, the number of shares of  Common Stock which may be purchased upon the exercise of this Option in effect at the time of taking of a record for such dividend or at the time of such stock split shall be proportionately increased and the Exercise Price proportionately decreased as of such time; and conversely, if at any time the Company shall contract the number of outstanding shares of its  Common Stock by combining such shares into a smaller number of shares, the number of shares which may be purchased upon the exercise of this Option at the time of such action shall be proportionately decreased and the Exercise Price proportionately increased as of such time.

5.                                       Reservation of Shares.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of its  Common Stock sufficient to permit the exercise in full of this Option.

6.                                       Sale of Option or Shares.  Neither this Option nor the shares to be issued hereunder have been registered under the Securities Act, or under the securities laws of any state.  Neither this Option nor such shares to be issued hereunder, when issued, may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for this Option, or the shares to be issued hereunder, as the case may be, under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Company that such registration or qualification is not required.  In addition, all Options shall not be transferable except upon death or disability of the Option Holder upon which the Options may be transferred to the Option Holder’s estate, custodian, or other beneficiary.

This Option shall be registered on the books of the Company, which shall be kept by it at its principal office for the purpose and shall be transferable only on said books by the registered owner hereof in person or by duly authorized attorney upon surrender of this Option properly endorsed, and only in compliance with the provisions of the preceding paragraph.  In case of the exercise hereof in part only, the Company will deliver to the Option Holder a new Option of like tenor in the name of the Option Holder evidencing the right to purchase the number of shares as to which this Option has not been exercised.

7.                                       Capital Call.  The Company’s primary federal regulator may direct the Company to require the Option Holder to exercise or forfeit his rights under this Option if the Company’s capital falls below the minimum requirements, as determined by the Company’s state or primary federal regulator.

8.                                       Governing Law.  This Option is to be construed and enforced in accordance with and governed by the laws of the State of Tennessee.

IN WITNESS WHEREOF, the Company has caused this Option to be issued in its corporate name by its duly appointed officer.

DATED:

TENNESSEE COMMERCE BANK

By:

Title: